UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 1, 2013, GSI Group Inc. (the “Company”) and the Company’s wholly owned subsidiaries, GSI Group Corporation, as Borrower, and NDS Surgical Imaging, LLC, as New Borrower, entered into a joinder and amendment agreement (the “Joinder and Amendment Agreement”) to the Amended and Restated Credit Agreement, dated December 27, 2012, by and among GSI Group Corporation, GSI Group Inc., Bank of America, N.A., as Administrative Agent, Swing Line Linder, L/C Issuer and lender, Silicon Valley Bank, as Syndication Agent and lender, HSBC Bank USA, N.A. as Documentation Agent and lender, and JPMorgan Chase Bank, N.A., TD Bank, N.A., and Brown Brothers Harriman & Co., each as lenders (the “Amended and Restated Credit Agreement”).

The Joinder and Amendment Agreement joins NDS Surgical Imaging, LLC as a co-Borrower under the Amended and Restated Credit Agreement, amends certain other provisions of the Amended and Restated Credit Agreement to reflect such change and expands certain existing exceptions to the negative covenants related to debt and investments.

This description of the Joinder and Amendment Agreement is qualified in its entirety by reference to the full text of the Joinder and Amendment Agreement, a copy of which is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Joinder and Amendment Agreement is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit #	Description

10.1	Joinder and Amendment Agreement, dated as of February 1, 2013, by and among GSI Group Corporation, NDS Surgical Imaging, LLC, GSI Group Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: February 7, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer